Form 201

Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
FAX: 512/463-5709

Filing Fee: $300

Articles of Incorporation Pursuant to Article 3.02 Texas Business Corporation Act

Filed in the Office of the
Secretary of State of Texas
Filing #: 800465444 03/11/2005
Document #: 84845520002
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for Web Filing

Article 1 - Corporate Name

The name of the corporation is as set forth below:

Mesa Resort Development Corporation

The name must contain the word "corporation", "company", "incorporated," or an abbreviation of one of these terms. The name must not be the same as, deceptively similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for the "name availability" is recommended.

Article 2 – Registered Agent and Registered Office (Select and complete either A or B and complete C)

☐ A. The initial registered agent is an organization (cannot be corporation named above) by the name of:

OR

☑ B. The initial registered agent is an individual resident of the state whose name is set forth below:

Name:
Charles R. Shirley

C. The business address of the registered agent and the registered office address is:

Street Address:
9730 Harrison Lane Missouri City TX 77459-6302

Article 3 - Directors

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are set forth below:

Director 1:
Joseph Curci

Street Address:
1118 North 15th Avenue
Suite 4 Hollywood FL, USA 33020-3775

Director 2:
Henry Leon

Street Address:
2055 Sacramento Street
Suite 601 San Francisco CA, USA 94109

Director 3:
Brian R. Collins

Street Address:
773 Westbury Road Victoria BC, CAN V8Y1G8

Director 4:
Charles R. Shirley

Street Address:
9730 Harrison Lane Missouri City TX, USA 77459-6302

Article 4 - Authorized Shares

The total number of shares the corporation is authorized to issue and the par value of each of such shares, or a statement that such

shares are without par value, is set forth below.

Number of Shares	Par Value (must choose and complete either A or B)	Class	Series
400000000	☑ A. has a par value of $0.0001 ☐ B. without par value.	A	
100000000	☐ A. has a par value of $ ☑ B. without par value.	Preferred	
10000000	☐ A. has a par value of $ ☑ B. without par value.	B	

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, and the par value (or statement of no par value), of each class. If shares of a class are to be issued in series, you must provide the designation of each series. The preferences, limitations, and relative rights of each class or series must be stated in space provided for supplemental information.

Article 5 - Duration

The period of duration is perpetual.

Article 6 - Purpose

The purpose for which the corporation is organized is for the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

Supplemental Provisions / Information

Each of the 10 million Class "B" shares receive 500 shareholder votes. For example, if all 10 million Class "B" shares actually vote in a shareholder vote, then these shares would be allowed 5 billion votes.

[The attached addendum, if any, is incorporated herein by reference.]

Effective Date of Filing

☑ A. This document will become effective when the document is filed by the secretary of state.

OR

☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is:

Name Reservation Document Number

Incorporator

The name and address of the incorporator is set forth below.

Charles R. Shirley 9730 Harrison Lane, Missouri City, TX 77459

EXECUTION

The undersigned incorporator signs these articles of incorporation subject to the penalties imposed by law for the submission of a false or fraudulent document.

Charles R. Shirley

Signature of incorporator.